================================================================================



                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

                             -----------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): MAY 13, 2003

                                EQUITY ONE, INC.
             (Exact name of registrant as specified in its charter)

                                    MARYLAND
                 (State or other jurisdiction of incorporation)

                                    001-13499
                            (Commission File Number)

                                   52-1794271
                      (IRS Employer Identification Number)

         1696 N.E. MIAMI GARDENS DRIVE, NORTH MIAMI BEACH, FLORIDA 33179
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (305) 947-1664

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)








================================================================================

ITEM 5.  OTHER EVENTS.

         (a) Below are Unaudited Pro Forma Financial Data of Equity One, Inc. for the year ended December 31, 2002.


                       UNAUDITED PRO FORMA FINANCIAL DATA



         The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2002 is presented as if the following transactions had occurred on January 1, 2002:

         o The sale of 6,911,000 shares of Equity One common stock to affiliated investors as part of the IRT transaction; and

         o       The merger of IRT with Equity One.

         The following unaudited pro forma information is based upon the historical combined results of operations of Equity One for the year period ended December 31, 2002, giving effect to the transactions described above. The unaudited pro forma condensed consolidated statement of operations should be read in conjunction with the historical financial statements and notes thereto of Equity One included in Equity One's Annual Report on Form 10-K for the year ended December 31, 2002, and Equity One's Quarterly Report on Form 10-Q for the three months ended March 31, 2003.

         The unaudited pro forma condensed consolidated statement of operations is not necessarily indicative of what the actual results of operations of Equity One would have been assuming the transactions had been completed as set forth above, nor do they purport to represent Equity One's results of operations for future periods. Equity One has accounted for the merger utilizing the purchase method of accounting. The pro forma adjustments relating to the merger are based on Equity One's purchase price allocation and certain estimates. There can be no assurance that the final adjustments will not be materially different from those included herein.

                                EQUITY ONE, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2002
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                      PRO FORMA
                                                                                     ADJUSTMENTS
                                                     EQUITY ONE         IRT            INCREASE      CONSOLIDATED PRO
                                                     HISTORICAL     HISTORICAL(1)     (DECREASE)           FORMA
                                                    ------------    -------------   -------------    ----------------
Revenues:
   Rental income.................................   $      99,261    $     90,125                      $     189,386
   Investment and other income..................            2,717             413                              3,130
                                                    -------------    ------------   --------------     -------------

     Total revenues..............................         101,978          90,538                            192,516
                                                    -------------    ------------   --------------     -------------
Costs and expenses:
   Property operating expenses...................          30,023          23,486                             53,509
   Interest expense..............................          22,368          21,735   $          155 (a)        44,258
   Amortization of deferred financing fees......              884             640              490 (b)         2,014
   Rental property depreciation & amortization...          13,533          15,494           (3,943)(c)        25,084
   Litigation settlement........................            2,067              --                              2,067
   General and administration expenses..........            6,649           4,199                             10,848
                                                    -------------    ------------   --------------     -------------

     Total costs and expenses...................           75,524          65,554           (3,298)          137,780
                                                    -------------    ------------   --------------     -------------

Income before equity in income of joint
   ventures, gain (loss) on extinguishment of
   debt, gain on sale of properties and
   outparcels, minority interest in earnings of
   consolidated subsidiaries, and discontinued
   operations...................................           26,454          24,984            3,298            54,736
Equity in income of joint ventures..............              549              --                                549
Gain (loss) on extinguishment of debt...........            1,520            (156)                             1,364
Gain on sale of properties and outparcels........              --           1,101                              1,101
Minority interest in earnings of consolidated
   subsidiaries..................................            (101)           (559)                              (660)
                                                    -------------    ------------   --------------     -------------

Income from continuing operations................          28,422          25,370            3,298            57,090
                                                    -------------    ------------   --------------     -------------

Discontinued operations:
   Income from rental properties sold or held for
     sale, net of minority interests............            2,248             865                              3,113
   Gain on disposal of real estate...............           9,264           5,103                             14,367
                                                    -------------    ------------   --------------     -------------
Income from discontinued operations.............           11,512           5,968                             17,480
                                                    -------------    ------------   --------------     -------------

   Net income...................................    $      39,934    $     31,338   $        3,298     $      74,570
                                                    =============    ============   ==============     =============

Basic earnings per share:
   Income from continuing operations.............   $        0.87                                      $        1.00
   Income from discontinued operations..........             0.35                                               0.31
                                                    -------------                                      -------------

     Total basic earnings per share.............    $        1.22                                      $        1.31
                                                    =============                                      =============

Number of shares used in computing basic earnings
   per share....................................           32,662                                             57,063(d)
                                                    =============                                      =============

Diluted earnings per share:
   Income from continuing operations............    $        0.86                                      $        0.97
   Income from discontinued operations...........            0.34                                               0.30
                                                    -------------                                      -------------
     Total diluted earnings per share............   $        1.20                                      $        1.27
                                                    =============                                      =============

Number of shares used in computing diluted
   earnings per share...........................           33,443                                             58,869(d)
                                                    =============                                      =============


(1) Certain reclassifications have been made to the historical presentation of IRT in order to conform to the pro forma consolidated presentation.

                                EQUITY ONE, INC.
               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2002
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(a)      To reflect the adjustment in interest expense as follows:

          Interest incurred on the additional borrowing on revolving credit facilities
            (weighted average interest rate of 2.29%)........................................       $      4,337
          Amortization of excess fair value over historical cost of debt assumed.............             (4,182)
                                                                                                    ------------

                                                                                                    $        155
                                                                                                    ============

            Currently, the interest rate on the revolving credit facility used to finance the merger costs is based on a spread over LIBOR; the rates will periodically fluctuate. If the interest rate on the revolving credit facilities increases or decreases by 12.5 basis points, the following adjustment would be made to interest expense.

            If the weighted average interest rate were 2.42% interest would increase by $237.

            If the weighted average interest rate were 2.17% interest would decrease by $237.

(b) Adjustment to the amortization of deferred financing costs based on Equity One's revolving credit facility.

(c)      To reflect depreciation expense utilizing a 40 year life for buildings.
         Depreciation expense is calculated based on a purchase price allocation. The adjustment is calculated as follows:

         Estimated fair market value of real estate assets.....................................     $    730,460

         Less: Non depreciable real estate assets..............................................         (268,439)
                                                                                                    ------------

         Depreciable land improvements and buildings..........................................      $    462,030
                                                                                                    ============

         Depreciable expense based on a 40 year life..........................................      $     11,551

         Less: Depreciation expense recorded by IRT...........................................            15,494
                                                                                                    ------------

         Depreciation expense adjustment......................................................      $     (3,943)
                                                                                                    ============

(d) Pro forma income per common share is based upon the weighted-average number of Equity One common shares assumed to be outstanding during 2002 and includes all shares issued in connection with the merger and the private placement.

         Number of shares:

           Basic - average shares outstanding.................................................            57,063

           Effect of dilutive securities:

           Stock options......................................................................               280

           Unvested restricted stock..........................................................               313

           Convertible partnership units......................................................             1,090

           Conversion of 7.3% debentures......................................................               123
                                                                                                    ------------

           Diluted - average shares outstanding...............................................            58,869
                                                                                                    ============



         (b) Below are the audited Consolidated Financial Statements of IRT Property Company as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002.






                      IRT PROPERTY COMPANY AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



                                                                                                       PAGE
                                                                                                       ----
Independent Auditors' Report.........................................................................    6

Consolidated Balance Sheets:
     December 31, 2002 and 2001......................................................................    7

Consolidated Statements of Earnings:
     For the Years Ended December 31, 2002, 2001 and 2000............................................    8

Consolidated Statements of Changes in Shareholders' Equity:
     For the Years Ended December 31, 2002, 2001 and 2000............................................    9

Consolidated Statements of Cash Flows:
     For the Years Ended December 31, 2002, 2001 and 2000............................................    10

Notes to Consolidated Financial Statements:
     As of December 31, 2002, 2001 and
     for the years ended December 31, 2002, 2001 and 2000............................................    11






                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of IRT Property Company
Atlanta, Georgia

     We have audited the accompanying consolidated balance sheets of IRT Property Company (the "Company") (a Georgia corporation) and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of earnings, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of IRT Property Company and subsidiaries as of December 31, 2002 and 2001, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

     As discussed in Note 26 to the consolidated financial statements, in 2002, the Company changed its method of reporting discontinued operations to conform with Statement of Financial Accounting Standards No. 144.

     As discussed in Note 27 to the consolidated financial statements, on February 12, 2003, the Company merged with and into Equity One, Inc.


DELOITTE & TOUCHE LLP


Atlanta, Georgia
February 12, 2003

                      IRT PROPERTY COMPANY AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                           December 31, 2002 and 2001
               (In thousands, except share and per share amounts)



                                                                          2002            2001
                                                                       ---------       ---------
ASSETS
Real estate investments:
     Rental properties                                                 $ 673,886       $ 659,820
     Properties under development                                         12,734          23,445
                                                                       ---------       ---------
                                                                         686,620         683,265
     Accumulated depreciation                                           (121,623)       (109,344)
                                                                       ---------       ---------
          Net rental properties                                          564,997         573,921

     Net investment in direct financing leases                             2,034           2,174
     Mortgage loans, net                                                      58             314
                                                                       ---------       ---------
          Net real estate investments                                    567,089         576,409

Cash and cash equivalents                                                  4,445           2,457
Cash held in escrow                                                        6,949              --
Prepaid expenses and other assets                                         14,953          11,634
                                                                       ---------       ---------

          Total assets                                                 $ 593,436       $ 590,500
                                                                       =========       =========

LIABILITIES & SHAREHOLDERS' EQUITY
Liabilities:
     Mortgage notes payable, net                                       $ 136,988       $ 134,672
     7.3% convertible subordinated debentures, net                            --          23,275
     Senior notes, net                                                   149,803         124,760
     Indebtedness to banks                                                15,000          51,654
     Accrued interest                                                      4,674           4,598
     Accrued expenses and other liabilities                                8,799          10,652
                                                                       ---------       ---------

          Total liabilities                                              315,264         349,611

Commitments and contingencies (Note 13)

Minority interest payable                                                  7,757           7,755

Shareholders' equity:
     Preferred stock, $1 par value, authorized 10,000,000 shares;
          none issued                                                         --              --
     Common stock, $1 par value, 150,000,000 shares authorized;
          34,229,136 and 33,234,206 shares issued in
          2002 and 2001, respectively                                     34,229          33,234
     Additional paid-in capital                                          289,769         272,172
     Deferred compensation/stock loans                                    (3,418)         (1,732)
     Treasury stock, at cost, 0 and 2,738,204 shares
          in 2002 and 2001, respectively                                      --         (22,783)
     Cumulative distributions in excess of net earnings                  (50,165)        (47,757)
                                                                       ---------       ---------

          Total shareholders' equity                                     270,415         233,134
                                                                       ---------       ---------

          Total liabilities and shareholders' equity                   $ 593,436       $ 590,500
                                                                       =========       =========



              The accompanying notes are an integral part of these
                          consolidated balance sheets.

                     IRT PROPERTY COMPANY AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF EARNINGS
              For the Years Ended December 31, 2002, 2001 and 2000
                    (In thousands, except per share amounts)



                                                              2002           2001           2000
                                                            --------       --------       --------
REVENUES:
     Income from rental properties                          $ 90,125       $ 84,062       $ 82,601
     Interest income                                             148            158            967
     Interest on direct financing leases                         265            385            542
                                                            --------       --------       --------

          Total revenues                                      90,538         84,605         84,110
                                                            --------       --------       --------

EXPENSES:
     Operating expenses of rental properties                  23,486         21,175         20,105
     Interest expense                                         21,735         22,489         21,713
     Depreciation                                             15,494         14,774         14,057
     Amortization of debt costs                                  640            641            541
     General and administrative                                4,199          4,570          3,507
                                                            --------       --------       --------

          Total expenses                                      65,554         63,649         59,923

EQUITY IN LOSS OF UNCONSOLIDATED AFFILIATES                       --             (4)           (56)
                                                            --------       --------       --------

     Income from continuing operations before income
       taxes, minority interest, gain on sales of
       properties, discontinued operations and
       extraordinary item                                     24,984         20,952         24,131

INCOME TAX PROVISION                                              --            (53)            --

MINORITY INTEREST OF UNITHOLDERS IN
  OPERATING PARTNERSHIP                                         (559)          (509)          (540)

GAIN ON SALES OF PROPERTIES AND OUTPARCELS                     1,101          3,848          4,549
                                                            --------       --------       --------

     Income from continuing operations                        25,526         24,238         28,140
                                                            --------       --------       --------

DISCONTINUED OPERATIONS
 Income from discontinued operations, net
  of minority interest                                           865            982            899
 Gain on sales of properties, net of
  minority interest                                            5,103             --             --
                                                            --------       --------       --------

     Income from discontinued operations                       5,968            982            899
                                                            --------       --------       --------

     Income before extraordinary item                         31,494         25,220         29,039

EXTRAORDINARY ITEM
     Loss on extinguishment of debt                             (156)            --             --
                                                            --------       --------       --------

      Net income                                            $ 31,338       $ 25,220       $ 29,039
                                                            ========       ========       ========

PER SHARE: (Note 21)
     Income from continuing operations - basic              $   0.78       $   0.80       $   0.89
     Income from discontinued operations - basic                0.19           0.03           0.03
                                                            --------       --------       --------
     Income before extraordinary item                           0.97           0.83           0.92
     Extraordinary item - basic                                (0.01)            --             --
                                                            --------       --------       --------
     Net earnings - basic                                   $   0.96       $   0.83       $   0.92
                                                            ========       ========       ========

     Income from continuing operations - diluted            $   0.77       $   0.80       $   0.88
     Income from discontinued operations - diluted              0.19           0.03           0.03
                                                            --------       --------       --------
     Income before extraordinary item                           0.96           0.83           0.91
     Extraordinary item - diluted                              (0.01)            --             --
                                                            --------       --------       --------
     Net earnings - diluted                                 $   0.95       $   0.83       $   0.91
                                                            ========       ========       ========

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
     Basic                                                    32,772         30,322         31,536
                                                            ========       ========       ========
     Diluted                                                  33,095         33,301         34,432
                                                            ========       ========       ========


 The accompanying notes are an integral part of these consolidated statements.

                     IRT PROPERTY COMPANY AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
              For the Years Ended December 31, 2002, 2001 and 2000
                      (In thousands, except share amounts)


                                                                                                        Cumulative
                                          Total Shares                                                 Distributions
                                      ------------------             Additional             Deferred    in Excess       Total
                                      Common    Treasury  Common     Paid-In    Treasury  Compensation/     Of       Shareholders'
                                      Stock      Stock     Stock      Capital    Stock    Stock Loans   Net Earnings   Equity
                                     ---------  --------- ---------  ---------  --------- ------------- ---------   -------------
BALANCE AT DECEMBER 31, 1999          33,234       (517)  $  33,234  $ 272,448   $  (4,026)  $  (1,808)  $ (43,645)  $ 256,203
Net earnings                              --         --          --         --          --          --      29,039      29,039
Dividends declared - $.94 per share       --         59          --        (16)        513          --     (29,782)    (29,285)
Exercise of options, net                  --         37          --         (8)        295          --          --         287
Amortization of deferred compensation     --         --          --         --          --         122          --         122
Issuance of restricted stock to
  employees                               --         25          --         13         191        (204)         --
Forfeiture of restricted stock            --         (5)         --         (2)        (38)         40          --          --
Adjustment to minority interest
  of unitholders in
  operating partnership for
  issuance of additional units            --         --          --       (395)         --          --          --        (395)
Acquisition of treasury stock             --     (2,488)         --         --     (20,818)         --          --     (20,818)
                                     -------  ---------   ---------  ---------   ---------   ---------   ---------   ---------

BALANCE AT DECEMBER 31, 2000          33,234     (2,889)     33,234    272,040     (23,883)     (1,850)    (44,388)    235,153
Net earnings                              --         --          --         --          --          --      25,220      25,220
Dividends declared - $.94 per share       --         --          --         --          --          --     (28,589)    (28,589)
Exercise of options, net                  --        196          --        114       1,486          --          --       1,600
Shares issued pursuant to
  the stock purchase plan                 --          2          --          5          19          --          --          24
Amortization of deferred compensation     --         --          --         --          --         118          --         118
Adjustment to minority interest
  of unitholders in
  operating partnership for
  issuance of additional units            --         --          --         13          --          --          --          13
Acquisition of treasury stock             --        (47)         --         --        (405)         --          --        (405)
                                     -------  ---------   ---------  ---------   ---------   ---------   ---------   ---------

BALANCE AT DECEMBER 31, 2001          33,234     (2,738)     33,234    272,172     (22,783)     (1,732)    (47,757)    233,134
Net earnings                              --         --          --         --          --          --      31,338      31,338
Dividends declared - $1.016 per share     --         --          --         --          --          --     (33,746)    (33,746)
Issuance of common stock                 766      2,684         766     15,095      22,421          --          --      38,282
Exercise of options, net                  66         38          66        613         244          --          --         923
Shares issued pursuant to
  the stock purchase plan                  3          1           3         18           9          --          --          30
Issuance of restricted stock             160         --         160      1,755          --      (1,915)         --          --
Amortization of deferred compensation     --         --          --         55          --         229          --         284
Redemption of convertible debt            --         15          --         61         109          --          --         170
                                     -------  ---------   ---------  ---------   ---------   ---------   ---------   ---------

BALANCE AT DECEMBER 31, 2002          34,229         --   $  34,229  $ 289,769   $      --   $  (3,418)  $ (50,165)  $ 270,415
                                     =======  =========   =========  =========   =========   =========   =========   =========


  The accompanying notes are an integral part of these consolidated statements.

                      IRT PROPERTY COMPANY AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              For the Years Ended December 31, 2002, 2001 and 2000
                                 (In thousands)


                                                                     2002          2001          2000
                                                                   --------      --------      --------

Cash flows from operating activities:
  Net earnings                                                     $ 31,338      $ 25,220      $ 29,039
  Adjustments to reconcile earnings to net cash
     from operating activities:
     Depreciation                                                    15,775        15,088        14,368
     Gain on sale of operating properties                            (5,337)       (2,498)       (4,549)
     Gain on sale of outparcels                                      (1,101)       (1,350)           --
     Extraordinary loss on extinguishment of debt                       156            --            --
     Minority interest of unitholders in partnership                      2          (213)          288
     Straight line rent adjustment                                     (662)         (533)         (153)
     Amortization of deferred compensation                              284           118           122
     Amortization of debt costs and discounts                           668           673           700
     Amortization of capitalized leasing income                         140           152           166
     Changes in assets and liabilities:
       Increase in accrued interest on debentures
        and senior notes                                                218            40            --
       (Increase) decrease in interest receivable,
        prepaid expenses and other assets                            (2,560)          476        (1,708)
       (Decrease) increase in accrued expenses and
        other liabilities                                            (2,160)        2,317           143
                                                                   --------      --------      --------

Net cash flows from operating activities                             36,761        39,490        38,416
                                                                   --------      --------      --------

Cash flows used in investing activities:
  Additions to operating properties                                  (7,510)      (23,801)      (19,424)
  Additions to development properties                                (9,583)      (13,443)           --
  Proceeds from sale of operating properties                         14,404        11,196        16,719
  Proceeds from sale of outparcels                                    7,246         2,113            --
  Increase in cash held in escrow                                    (6,949)           --            --
  Investment in unconsolidated affiliates                                --            --       (10,091)
  Purchase of unconsolidated affiliate, net of assets acquired           --           177            --
  Distribution from dissolution of unconsolidated affiliate              --            21            --
  Funding of mortgage loans                                              --          (516)       (4,507)
  Collections of mortgage loans                                         256            24           292
                                                                   --------      --------      --------

Net cash flows used in investing activities                          (2,136)      (24,229)      (17,011)
                                                                   --------      --------      --------

Cash flows used in financing activities:
  Cash dividends                                                    (33,746)      (28,589)      (29,285)
  Issuance of common stock                                           38,292            --            --
  Purchase of treasury stock                                             --          (405)      (20,818)
  Exercise of stock options                                             923         1,600           287
  Issuance of shares under stock purchase plan                           30            24            --
  Proceeds from mortgage notes payable                                7,500        20,740            --
  Principal amortization of mortgage notes payable                   (2,799)       (2,577)       (2,134)
  Repayment of mortgage notes payable                                (7,186)           --        (3,521)
  Proceeds from 7.84% senior notes issuance                          25,000            --            --
  Proceeds from 7.77% senior notes issuance                              --        50,000            --
  Repayment of 7.3% convertible subordinated debentures             (23,110)           --            --
  Repayment of 7.45% senior notes                                        --       (50,000)           --
  Decrease in bank indebtedness                                     (36,654)       (3,346)       34,600
  Payment of deferred financing costs                                  (887)       (1,082)         (217)
                                                                   --------      --------      --------

Net cash flows used in financing activities                         (32,637)      (13,635)      (21,088)
                                                                   --------      --------      --------

Net increase in cash and cash equivalents                             1,988         1,626           317
Cash and cash equivalents at beginning of period                      2,457           831           514
                                                                   --------      --------      --------

Cash and cash equivalents at end of period                         $  4,445      $  2,457      $    831
                                                                   ========      ========      ========

Supplemental disclosures of cash flow information:
  Total cash paid during period for interest                       $ 23,716      $ 23,937      $ 21,501
                                                                   ========      ========      ========
  Issuance of restricted stock                                     $  1,915      $     --      $    205
                                                                   ========      ========      ========



 The accompanying notes are an integral part of these consolidated statements.

                      IRT PROPERTY COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            AS OF DECEMBER 31, 2002 AND 2001 AND FOR THE YEARS ENDED
                        DECEMBER 31, 2002, 2001 AND 2000
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



1.   ORGANIZATION AND NATURE OF OPERATIONS

     IRT Property Company, individually and collectively with its subsidiaries ("IRT" or the "Company"), was founded in 1969 and became a public company in May 1971 (NYSE: IRT). As more fully discussed in Note 27, on February 12, 2003, the Company merged with and into Equity One, Inc., with the Company ceasing to exist as a separate corporate entity. The Company is an owner, operator, redeveloper and developer of high quality, well located neighborhood and community shopping centers. As of December 31, 2002 the Company's portfolio consists of 86 shopping centers, three shopping center investments, two development properties, one industrial property and two mortgage loans. The 86 shopping centers and the three shopping center investments total approximately 9.7 million square feet of retail space and are located in 11 southeastern states. IRT shopping centers are anchored by necessity-oriented retailers such as supermarkets, drug stores, national value retailers and department stores.

     The Company has four wholly owned subsidiaries. VW Mall, Inc. ("VWM") was formed in July 1994 but is currently inactive. IRT Alabama, Inc. ("IRTAL") was formed in August 1997 to purchase Madison Centre in Madison, Alabama, which it continues to own, but it conducts no significant operations beyond this property. IRT Management Company ("IRTMC") was formed in 1990 and currently holds 93.4% of the operating units of IRT Partners L.P. ("LP").

     IRT Capital Corporation II ("IRTCCII") is a taxable real estate investment trust ("REIT") subsidiary and was formed under the laws of Georgia in 1999. IRTCCII elected on March 15, 2001 to become a taxable REIT subsidiary pursuant to the Tax Relief Extension Act of 1999 as amended (the "REIT Modernization Act of 1999"). Although IRTCCII is primarily used by the Company to develop properties, it also has the ability to buy and sell properties, provide equity to developers and perform third-party management, leasing and brokerage operations.

     The Company also serves as general partner of LP, a Georgia limited partnership formed in 1998 to enhance the Company's acquisition opportunities through a "downreit" structure. This structure offers potential investors the ability to make a tax-deferred contribution of their real estate investment in exchange for Operating Partnership Units ("OP Units") of LP. OP Units receive the same distributions as the Company's common stock and are redeemable for shares of the Company's common stock. IRT and IRTMC, together, owned approximately 1% and 93.4%, respectively, of LP as of December 31, 2002. The accounts of LP are included in the accompanying consolidated financial statements.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of IRT, its wholly owned subsidiaries, majority-owned and controlled subsidiaries and the partnership. Prior to 2001, the Company had investments in affiliates over which the Company did not exercise control, and therefore accounted for the investments by the equity method. Intercompany transactions and balances have been eliminated in consolidation.

USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions within the financial statements include impairment evaluation of operating and development properties and other long-term assets, determination of useful lives of assets subject to depreciation or amortization and valuation adjustments to tenant-related accounts. Actual results could differ from those estimates.

REVENUE RECOGNITION

     Leases with tenants are accounted for as operating leases. Rental revenue for leases entered into after January 1, 2000 is recognized on a straight-line basis over the initial lease term. Rental revenue for leases entered into prior to January 1, 2000, is accounted for based on contractual rental obligations, which is not materially different from revenue recorded on a straight-line basis for any interim or annual period. Certain tenants are required to pay percentage rents based on their gross sales exceeding specified amounts. This percentage rental revenue is recorded upon collection, which is not materially different from recognizing such percentage rental revenue on an accrual basis. The Company receives reimbursements from tenants for real estate taxes, common area maintenance and other recoverable costs. These tenant reimbursements are recognized as revenue in the period the related expense is recorded.

     The Company makes specific valuation adjustments (bad debt reserves) to tenant-related revenue based upon the tenant's credit and business risk.

     Other nonrental revenue is recognized as revenue when earned.

     Gain on sales of real estate assets is recognized at the time title to the asset is transferred to the buyer, subject to the adequacy of the buyer's initial and continuing investment and the assumption by the buyer of all future ownership risks of the property. The gain on sales of operating properties is calculated based on the net carrying value of the property at the time of sale. The net carrying value represents the cost of acquisition, renovation or betterment of the property less the accumulated depreciation of such costs. Gains on sales of operating properties are included in discontinued operations. For gains on outparcel sales, the gain is calculated based on the value assigned to the outparcel lot through specific identification of costs or the relative sales value of the outparcel lot to the entire property.

RENTAL PROPERTIES AND PROPERTIES UNDER DEVELOPMENT

     Rental properties are stated at cost less accumulated depreciation. Costs incurred for the acquisition, renovation, and betterment of the properties are capitalized and depreciated over their estimated useful lives. Recurring maintenance and repairs are charged to expense as incurred. Depreciation is computed on a straight-line basis generally for a period of 16 to 40 years for significant improvements and buildings. Tenant improvements are depreciated on a straight-line basis over the life of the related lease.

     Properties under development are stated at cost. Depreciation does not begin until the asset is placed in service. Acquisition, development and construction costs are capitalized, including predevelopment costs, interest and salaries. Predevelopment costs include costs for zoning, planning, development feasibility studies and other costs directly related to the development property. Unsuccessful predevelopment efforts and their related costs are expensed when it is probable development efforts will not continue. Interest costs and salaries directly attributable to the development process are capitalized for the period of development to ready the property for its intended use.

     The Company periodically evaluates the carrying value of its long-lived assets, including operating and development properties, in accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Impairment is based on whether it is probable that undiscounted future cash flows from each property will be less than its net book value. If an impairment exists, the asset is written down to its estimated fair value and an impairment loss is recognized.

CASH EQUIVALENTS AND CASH HELD IN ESCROW

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

     When appropriate, the Company enters into tax-free exchanges under Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code"). As of December 31, 2002, cash was held in escrow pending the execution of such an exchange.

DEFERRED LEASING COSTS

     Internal and external commission costs incurred in obtaining tenant leases are included in prepaid expenses and other assets. The costs are amortized on a straight-line basis over the terms of the related leases. Upon lease cancellation or termination, unamortized costs are charged to operations.

DEBT ISSUE AND DEFERRED FINANCE COSTS

     Costs related to the issuance of debt instruments and loan costs incurred in obtaining long-term financing are included within prepaids and other assets. The costs are capitalized and amortized over the life of the related issue or financing on a straight-line basis, which approximates the effective interest method. Upon conversion, in the event of redemption or prepayment, applicable unamortized costs are charged to shareholders' equity or to operations, respectively.

INCOME TAXES

     The Company has elected since its inception to be treated as a REIT under the Code. In accordance with the Code, a REIT must distribute at least 90% (95% prior to 2001) of its taxable income to its shareholders each year and meet certain other qualifications prescribed by the Code. If all qualifications are met, the Company will not be taxed on that portion of its taxable income which is distributed to its shareholders. IRT intends to continue to elect to be treated and to continue to qualify as a REIT under the Code.

     If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax, at regular corporate tax rates, on its taxable income. The Company may be disqualified from treatment as a REIT for the four taxable years following the year during which its REIT qualification is lost. Even if the Company maintains its qualification for taxation as a REIT, the Company also may be subject to certain state and local taxes on its income and property and to federal income and excise taxes on its undistributed income.

     The Company has one wholly owned subsidiary, IRTCCII, that elected on March 15, 2001 to become a taxable REIT subsidiary pursuant to the REIT Modernization Act of 1999. The services provided by this subsidiary and the sales of the subsidiary's properties generate taxable income and are taxed at regular corporate income tax rates. The corresponding income tax is expensed.

EARNINGS PER SHARE

     Basic EPS excludes dilution and is computed by dividing net earnings by the weighted average number of shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common shares were exercised or converted into common shares and then shared in the earnings of the Company.

STOCK-BASED COMPENSATION

     The Company accounts for its stock-based compensation plans under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"). The Company has adopted the disclosure option of SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 requires companies that do not choose to account for stock-based compensation as prescribed by the statement to disclose the pro forma effects on net income and earnings per share as if SFAS No. 123 had been adopted. Additionally, certain other disclosures are required with respect to stock-based compensation and the assumptions used to determine the pro forma effects of SFAS No. 123.

     The Company accounts for its stock-based compensation plans under APB No. 25, under which no compensation cost has been recognized for stock option grants. Had compensation cost for these plans been determined consistent with SFAS No. 123, the Company's net income and earnings per share would have been reduced to the following pro forma amounts:


                            2002               2001             2000
                      ----------------    -------------    --------------

Net earnings:
  As reported            $  31,338            $ 25,220          $ 29,039
  Pro forma              $  31,246            $ 25,080          $ 28,932

EPS - basic:
  As reported            $    0.96            $   0.83          $   0.92
  Pro forma              $    0.95            $   0.83          $   0.92

EPS - diluted:
  As reported            $    0.95            $   0.83          $   0.91
  Pro forma              $    0.94            $   0.82          $   0.90


    Because the SFAS No. 123 method of accounting has not been applied to options granted prior to January 1, 1995, the resulting pro forma compensation cost may not be representative of that to be expected in future years.

SEGMENT REPORTING

     In 1998, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." This statement established standards for reporting financial and descriptive information about operating segments in annual financial statements. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company's chief operating decision maker is its senior management group.

     The Company owns and operates retail shopping centers in the southeastern United States. Such shopping centers generate rental and other revenue through the leasing of shop spaces to a diverse base of tenants. The Company evaluates the performance of each of its shopping centers on an individual basis due to specific geographical market demographics and local competitive forces. However, because the shopping centers have generally similar economic characteristics and tenants, the shopping centers have been aggregated into one reportable segment.

DERIVATIVE FINANCIAL INSTRUMENTS

     In June 1998, SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," was issued. This statement, as amended, establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair market value. SFAS No. 133 requires that changes in the derivative's fair market value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement and requires that a company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting. The Company adopted this statement on January 1, 2001. The Company did not hold and has not engaged in transactions using derivative financial instruments. The adoption of this statement did not have a material effect on the Company's balance sheets or statements of earnings.

RECENT ACCOUNTING PRONOUNCEMENTS

     In June 2001, SFAS No. 141, "Business Combinations," was issued. This statement eliminates pooling of interests accounting and requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. The Company adopted this standard on July 1, 2001 and adoption of this standard did not have a significant effect on the Company's financial statements.

     In June 2001, SFAS No. 142, "Goodwill and Other Intangible Assets," was issued establishing accounting and reporting standards that address how goodwill and intangible assets should be accounted for within the financial statements. The statement requires companies to not amortize goodwill and intangible assets with infinite lives, but to test such assets for impairment on a regular basis. An intangible asset that has an indefinite life should be amortized over its useful life and evaluated for impairment on a regular basis. This statement is effective for fiscal years beginning after December 15, 2001. The Company adopted this standard on January 1, 2002 and adoption of this standard did not have a significant effect on the Company's financial statements.

     In August 2001, SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," was issued establishing new rules and clarifying implementation issues with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," by allowing a probability-weighted cash flow estimation approach to measure the impairment loss of a long-lived asset. The statement also established new standards for accounting for discontinued operations. Transactions that qualify for reporting in discontinued operations include the disposal of a component of an entity's operations that comprises operations and cash flows that can be clearly distinguished, operationally and for financial reporting purposes, from the rest of the entity. The statement is effective for fiscal years beginning after December 15, 2001. The Company adopted this standard on January 1, 2002. The disposition of operating properties is reported as discontinued operations.

     In April 2002, SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections," was issued. This Statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements." This Statement also rescinds FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers." This Statement amends FASB Statement No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. This Statement also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. The Company anticipates that extraordinary losses from extinguishment of debt in prior periods will be reclassified as an operating expense when SFAS No. 145 is adopted on January 1, 2003.

     In June 2002, SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," was issued which nullifies Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit and Activity (including Certain Costs Incurred in a Restructuring)." The adoption of SFAS No. 146 had no effect on the financial position and results of operations of the Company.

     In December 2002, SFAS 148, "Accounting for Stock-Based Compensations - Transition and Disclosure", was issued which is an amendment of SFAS 123", Accounting for Stock-Based Compensation. " This statement amends SFAS No. 123 to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of that statement to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation.

     In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others an Interpretation of SFAS No. 5, 57, and 107, " and recession of FASB Interpretation No. 34. The interpretation elaborates on the disclosures to be made by a guarantor in its financial statements. It also requires a guarantor to recognize a liability for the fair value of the obligation undertaken in issuing the guarantee at the inception of a guarantee. This interpretation had no effect on the financial position and results of operations of the Company.

     In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities. " FIN No. 46 clarifies the application of Accounting Research Bulletin ("ARB") No. 51, "Consolidated Financial Statements, " to certain entities in which equity investors do not have characteristics of controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The application of the majority voting interest requirement in ARB 51 to certain types of entities may not identify the party with a controlling financial interest because the controlling financial interest may be achieved through arrangements that do not involve a controlling interest. FIN No. 46 applies immediately to variable interest entities created after January 31, 2003 and to fiscal years beginning after June 15, 2003 for variable interest entities acquired before February 1, 2003. The adoption of FIN No. 46 will not have an impact on the Company's financial statements.


RECLASSIFICATION OF  AMOUNTS

     Certain prior year amounts in the consolidated financial statements have been reclassified to conform with the reporting requirements of discontinued operations in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." See Note 26.

3.   RENTAL PROPERTIES

     Buildings and related improvements are depreciated on a straight-line basis for a period of 16 to 40 years. Tenant improvements are depreciated on a straight-line basis over the life of the related lease. Rental properties are comprised of the following:

                                                                                         December 31,
                                                                           --------------------------------------
                                                                                  2002                 2001
                                                                           ------------------   -----------------
Land covered by purchase-leaseback agreement                               $             250    $             250
Land related to building and improvements                                            156,839              153,300
Building and improvements                                                            501,463              493,188
Tenant improvements                                                                   15,334               13,082
                                                                           -----------------    -----------------

     Total rental properties                                               $         673,886    $         659,820
                                                                           =================    =================


     Upon expiration of the lease for land covered by the purchase-leaseback agreement, all improvements on the land will become the property of the Company. During 2001, the Company had an additional land purchase-leaseback agreement. The lessee of this agreement had the option, subject to certain conditions, to repurchase the land, which was exercised in 2001, resulting in a gain to the Company of $347, included in the gain on sale of operating properties and outparcels in the accompanying Consolidated Statements of Earnings.

     Rental properties acquired and disposed in 2002, 2001 and 2000 are summarized below. In connection with the acquisition of Parkwest Crossing in 2002, the Company assumed a $4,800, 8.1% mortgage. See Note 8. In addition, see
Note 7 for additional disclosure of a property disposition in 2001.

                         SHOPPING CENTER ACQUISITIONS

Date                                                         Square        Year Built/      % Leased      Total Initial
Acquired           Property Name            City, State      Footage        Renovated     at Acquisition       Cost         Paid
--------           -------------------      -----------      -------       -----------    --------------  -------------    ------
                                                          (unaudited)

                                                       2002 ACQUISITIONS

 2/19/02           Parkwest Crossing        Durham, NC            85,602       1991            100%        $  6,620       $  1,946

                                                       2001 ACQUISITIONS

 4/12/01           Unigold Shopping Center  Orlando, FL          102,985       1987             97%        $  8,000       $  7,903
11/30/01           Carrollwood Center       Tampa, FL             96,242    1971/1996           85%           6,763          6,763
                                                                 -------                                    ----------------------
                                                                 199,227                                   $ 14,763       $ 14,666
                                                                 =======                                    ======================

                                                       2000 ACQUISITIONS

12/28/00           Pine Ridge Square        Coral Springs, FL    117,399       1986            100%        $ 11,600       $ 11,438

Date                                                                              Square        Sales        Net         Gain
Sold                    Property Name                  City, State                Footage       Price      Proceeds     (Loss)(1)
--------                ---------------------------    --------------------      ---------      ------     --------     ------
                                                                                (unaudited)
                                                              2002 DISPOSITIONS

9/25/02                Forest Hills Centre             Wilson, NC                 74,180      $ 6,850    $  6,513     $  2,185
11/14/02               Asheville Plaza                 Asheville, NC              49,800          950         950          723
11/26/02               Lexington Shopping Center       Lexington, VA              36,535        2,915       2,912        1,167
12/12/02               Lawrence Commons                Lawrenceburg, TN           52,295        4,219       4,029        1,252
                                                                                 ----------------------------------------------
                                                                                 212,810      $ 14,934   $ 14,404     $  5,337
                                                                                 ==============================================

                                                              2001 DISPOSITIONS

4/18/01                Eden Center                      Eden, NC                  56,355      $  3,950   $  3,830     $    742
5/31/01                Chadwick Square                  Hendersonville, NC        32,100         2,401      2,351          366
6/8/01                 Ft. Walton Beach Plaza           Ft. Walton Beach, FL      48,248         1,650      1,515         (135)
                                                                                 ----------------------------------------------
                                                                                 136,703      $  8,001   $  7,696     $    973
                                                                                 ==============================================

                                                              2000 DISPOSITIONS

1/14/00                Palm Gardens                     Largo, FL                 49,890      $  1,500   $  1,389     $    804
8/1/00                 Palm Gardens (2)                                                                       651          651
2/18/00                Westgate Square                  Sunrise, FL              104,853        11,355     10,271        1,934
8/31/00                Abbeville                        Abbeville, SC             59,525           177        135           (5)
10/3/00                Carolina Place                   Hartsville, SC            36,560         2,104      2,016          228
12/29/00               Chester Plaza                    Chester, SC               71,443         2,250      2,257          937
                                                                                 ----------------------------------------------
                                                                                 322,271      $ 17,386   $ 16,719     $  4,549
                                                                                 ==============================================

(1) Calculation is based upon financial information prior to accounting for discontinued operations under SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets." See Note 26 for more information.

(2) Represents additional sale proceeds received subsequent to the sale of the property.

4.   PROPERTIES UNDER DEVELOPMENT

     Development properties consisted of the following:

                                                                                         December 31,
                                                                           ---------------------------------------
                                                                                  2002                 2001
                                                                           ------------------   ------------------
Land related to building and improvements                                            $ 4,581             $ 11,491
Building and improvements                                                              8,153               11,108
Development agreements and loans                                                           -                  846
                                                                           ------------------   ------------------

     Total properties under development                                             $ 12,734             $ 23,445
                                                                           ==================   ==================



     At December 31, 2002, the Company has the following developments.

     o The Shops at Huntcrest, in Lawrenceville, Georgia, will be a 97,000 square foot shopping center anchored by a 54,340 square foot Publix.

     o Miramar, located in Broward County, Florida, consists of one outparcel.

     In December 2002, IRTCCII sold approximately 21 acres of the 23 acre development, Miramar, for $6,600, resulting in a gain of approximately $615. The gain is included in the gain on sales of properties and outparcels on the Consolidated Statements of Earnings.

     During 2002, IRTCCII completed two development properties. Conway Crossing, located in Orlando, Florida, consists of a 44,270 square foot Publix with 28,740 additional square feet of shop space, and was substantially completed in April 2002. Lutz Lake Crossing, in Tampa, Florida, has approximately 68,000 square feet of retail space, anchored by a 44,270 square foot Publix and was substantially complete in May 2002. The costs of these development properties were approximately $5,885 and $8,400, respectively.

     In 2001, IRTCCII completed Regency Square, a 85,864 square foot shopping center, located in Port Richey, Florida and anchored by a 44,270 square foot Publix. The total cost of the development property was approximately $9,817.

     Costs capitalized for development properties include, but are not limited to, interest and internal development costs. Amounts capitalized for interest in 2002, 2001 and 2000 were $703, $776 and $906, respectively. Internal development costs capitalized in 2002, 2001 and 2000 were $429, $642 and $276, respectively.

5.   DEVELOPMENT AGREEMENTS AND LOANS

     The Company enters into agreements and loans to develop shopping centers with local developers. The loans generally consist of the Company committing to loan a fixed amount, at a specified interest rate, for the development of the shopping center. The loan is secured by the development property and is due upon completion of the shopping center.

     Additionally, the Company could enter into a separate agreement to purchase the completed shopping center. Generally, the purchase price to the Company is based on the shopping center's net operating income and an implied rate of return at the time when the developer meets certain budgetary and leasing requirements. The developer is responsible for all construction matters as well as initial leasing efforts.

     As of December 31, 2002, the Company was not involved in any development agreements or loans.

     In December 2002, the Company called a development loan on Freehome Village, located in Cherokee County, Georgia. The loan originated in October 2000 and prior to repayment, the loan had an interest rate at the one month London Interbank Offering Rate ("LIBOR") plus a premium of 3% and $925 was outstanding. Interest capitalized from this loan was $55, $53 and $17 for 2002, 2001 and 2000, respectively. The Company recognized income of approximately $88 due to the repayment of the loan.

     During 2001, the Company completed one development agreement and loan, Chastain Square II. This agreement was to expand a currently owned shopping center by 13,500 square feet. The Company made the development loan pursuant to a January 2000 development agreement with the developer. The Company loaned the developer a total of $3,645, which was repaid upon completion of the expansion. This loan had an interest rate of the one month LIBOR plus a premium of 2.5%. Interest capitalized from this loan was $189 and $218 for 2001 and 2000, respectively. The Company then purchased the expansion, under the terms of the agreement, for approximately $4,155.

6.   WHOLLY OWNED SUBSIDIARIES AND AFFILIATES

     IRT Capital Corporation ("IRTCC") was formed under the laws of Georgia in 1996 and subsequently dissolved in January 2001. This taxable subsidiary of the Company had the ability to develop properties, buy and sell properties, provide equity to developers and perform third-party management, leasing and brokerage. The Company held 96% of the nonvoting common stock and 1% of the voting common stock of IRTCC. The remaining common stock was held by a former member of the Board of Directors and a former executive officer of the Company. In January 2001, the Company purchased the remaining outstanding common stock from the former member of the Board of Directors and the former executive officer of the Company for $16. Subsequent to IRTCC becoming wholly owned, the Company dissolved IRTCC and recognized a $4 loss. The loss upon dissolution is included within the accompanying Consolidated Statements of Earnings. Prior to IRTCC becoming wholly owned and consolidated, it was accounted for by the Company under the equity method.

     IRTCCII was formed under the laws of Georgia in 1999 and is used by the Company primarily to develop properties. IRTCCII elected on March 15, 2001 to become a taxable REIT subsidiary pursuant to the REIT Modernization Act of 1999. In conjunction with the election, the Company made IRTCCII wholly owned by purchasing the remaining outstanding common stock of IRTCCII for $2. Prior to March 15, 2001, the Company held 96% of the non voting common stock and 1% of the voting common stock of IRTCCII. The remaining common stock was held by an executive officer and a director of the Company. IRTCCII was accounted for by the Company under the equity method prior to it becoming wholly owned and consolidated as of March 15, 2001. As a result of obtaining control, the Company consolidates IRTCCII. Due to consolidation, net rental properties of the Company increased $17,989, cash increased $177, other assets increased $220 and liabilities increased $1,073.

     LP, IRTCCII, IRTAL and IRTMC guarantee the Company's indebtedness under the Company's existing unsecured revolving term loan and its other senior debt. The guarantees are joint and several and full and unconditional.

7.   NET INVESTMENT IN DIRECT FINANCING LEASES

     At December 31, 2002, two retail facilities are leased to Wal-Mart Stores, Inc. Rental income, including percentage rent, from these leases totaled $265, $281 and $402 in 2002, 2001 and 2000, respectively.

     The Company sold, in May 2001, ten branch bank buildings acquired in a 1984 merger. These facilities were leased to The Old Phoenix National Bank at a total annual rental of $313. For 2001, the Company recognized rental income of $104. The Company sold the bank buildings for $3,500 and recognized a gain on the sale of $1,525.

     Of the total rental income on direct financing leases, $140, $152 and $166 was recorded as amortization of capitalized leasing income in 2002, 2001 and 2000, respectively.

     The Company is to receive minimum lease payments of $333 per year during 2003 through 2007 and a total of $999 thereafter through the remaining lease terms.

8.   MORTGAGE LOANS

     As of December 31, 2002, the Company has two mortgage loans, Cypress Chase "A" Condominiums and Mill Creek Club Condominiums. The Cypress Chase "A" Condominium loan has an interest rate of 10.0% and is due in May 2009. The Mill Creek Club Condominium loan is a participating mortgage of which the Company has a 50.0% interest. The loans associated with the Company's interest are due in 2017 and have interest rates ranging from 9.0% to 9.5%. As of December 31, 2002, the balance outstanding on these two mortgage loans was approximately $82.

     In June 2001, the Company entered into a second mortgage in the amount of $250, with an interest rate of 7.0%, in connection with the sale of an operating property. The loan was paid in its entirety in July 2002.

     The Company's investments in mortgage loans, all of which are secured by real estate investments, are summarized by type of loan at December 31, 2002 and 2001, as follows:

                                                           2002                                  2001
                                          --------------------------------------    ------------------------------------
                                               Number              Amount              Number              Amount
                                              of Loans           Outstanding          of Loans          Outstanding
                                          ------------------  ------------------    --------------   -------------------
First Mortgage                                    1           $              68           1          $               76
Mortgage Participation                            1                          14           1                          16
Second Mortgage                                  --                          --           1                         250
                                          ------------------  ------------------    --------------   -------------------
                                                  2                          82           3                         342
Less: Interest discounts and
         negative goodwill                       --                         (24)         --                         (28)
                                          ------------------  ------------------    --------------   -------------------

Mortgage Loans, net                               2           $              58           3          $              314
                                          ==================  ==================    ==============   ===================


     Annual principal payments applicable to mortgage loan investments in the next five years and thereafter are as follows:

          Year                     Amount
    ---------------            -------------

    2003                       $          6
    2004                                  6
    2005                                  7
    2006                                  8
    2007                                  9
    Thereafter                           22
                               ------------

                               $         58
                               ============

     Based on current rates at which similar loans would be made, the estimated fair value of mortgage loans was approximately $131 and $375 at December 31, 2002 and 2001, respectively.

9.   MORTGAGE NOTES PAYABLE

     Mortgage notes payable are collateralized by various real estate investments having a net carrying value of approximately $208,366 at December 31, 2002. These notes have stated interest rates ranging from 6.28% to 9.625% and are due in monthly installments with maturity dates ranging from 2005 to 2024.

     In February 2002, the Company assumed a nonrecourse, secured loan totaling $4,800 in connection with the acquisition of Parkwest Crossing. The secured loan has a fixed interest rate of 8.1%. The loan is due and payable September 1, 2010 and the principal amortization is based on a 30-year amortization schedule. Costs associated with assuming the secured loan totaled $56 and are being amortized over the term of the loan.

     In March 2002, the Company prepaid a 9.63% secured loan of approximately $5,198. The loan was due on June 1, 2002.

     In September 2002, the Company prepaid a 7.65% secured loan of approximately $1,989. The loan was due on December 1, 2002.

     In December 2002, IRTCCII entered into a $7,500, 6.28% secured loan on a property. The loan is due and payable on December 1, 2012 and only interest payments are due until January 1, 2008. Costs associated with obtaining the secured loan totaled $109 and are being amortized over the term of the loan.

     In April 2001, the Company entered into three notes totaling $20,740, secured by first mortgages on three properties. These notes are due and payable in ten years and the principal amortization is based on a 30-year amortization schedule. The notes bear interest at a weighted average interest rate of 7.17% and range from 7.02% to 7.25%. Costs associated with obtaining the secured notes totaled $366 and are being amortized over the term of the loans.

     During 2000, the Company made a scheduled balloon payment at maturity of $3,521 on a note bearing interest at 7.75%.

     Future principal amortization and balloon payments applicable to mortgage notes payable at December 31, 2002 are as follows:

                                  Principal              Balloon
     Year                       Amortization             Payments               Total
----------------             --------------------     ---------------      ----------------
2003                         $             2,846      $           --       $         2,846
2004                                       3,066                  --                 3,066
2005                                       3,314               7,500                10,814
2006                                       3,445               4,797                 8,242
2007                                       3,624                  --                 3,624
Thereafter                                50,256              56,958               107,214
                             --------------------     ---------------      ----------------

                             $            66,551      $       69,255               135,806
                             ====================     ===============
Interest Premium                                                                     1,182
                                                                           ----------------

                                                                                 $ 136,988
                                                                           ================



     The $1,182 of interest premium as of December 31, 2002 relates to the fair value adjustment of the three mortgages assumed from the minority interest holder in connection with the formation of LP in 1998.

     Based on the borrowing rates currently available to the Company for notes with similar terms and maturities, the estimated fair value of mortgage notes payable was approximately $149,139 and $137,522 at December 31, 2002 and 2001, respectively.

10.  CONVERTIBLE SUBORDINATED DEBENTURES

     Effective August 31, 1993, the Company issued $86,250 of 7.3% convertible subordinated debentures due August 15, 2003, none of which are outstanding as of December 31, 2002. In January 2002, the Company redeemed all of the outstanding debentures at par plus accrued interest for $23,110.

     Interest on the debentures was payable semi-annually on February 15 and August 15. The debentures were convertible at any time prior to maturity into common stock of the Company at $11.25 per share, subject to adjustment in certain events. Costs associated with the issuance of the debentures were approximately $3,701 and were being amortized over the life of the debentures. As a result of the redemption, the Company recognized a $156 extraordinary loss on the extinguishment of the unamortized debt costs.

     Prior to redemption, 165 bonds were converted into 14,659 shares of common stock. No debentures were converted during 2001 or 2000.

     Based on the closing market price of the debentures at December 31, 2001, the estimated fair value of the debentures was approximately $23,828.

11.  SENIOR NOTES

     On March 26, 1996, the Company issued $50,000 of 7.45% senior notes. These notes were due April 1, 2001 and were repaid on such date. These senior notes were issued at a discount of $84 which was amortized over the life of the notes on a straight-line basis for financial reporting purposes. Net proceeds from the issuance totaled approximately $49,394. Interest on the 7.45% senior notes was payable semi-annually on April 1 and October 1. Costs associated with the issuance of these senior notes totaled approximately $522 and were amortized over the life of the notes.

     On August 15, 1997, the Company issued $75,000 of 7.25% senior notes due August 15, 2007. These senior notes were issued at a discount of $426 which is being amortized over the life of the notes on a straight-line basis for financial reporting purposes. Net proceeds from the issuance totaled $73,817. Interest on the 7.25% senior notes is payable semi-annually on February 15 and August 15. Costs associated with the issuance of these senior notes totaled approximately $757 and are being amortized over the life of the notes.

     On March 23, 2001, the Company established a Medium Term Note Program (the "MTN Program"), pursuant to the Company's shelf registration statement filed in January 2001. The MTN Program allows the Company, from time to time, to issue and sell up to $100,000 of medium term notes. Medium term notes have a maturity of nine months or more from the date of issuance and are unconditionally guaranteed as to the payment of principal, premium, if any, and interest, if any, by each of LP, IRTMC, IRTAL and IRTCCII.

     On March 29, 2001, pursuant to the MTN Program, the Company issued $50,000 of 7.77% senior notes due April 1, 2006. Net proceeds from the issuance totaled $49,324. Interest on these senior notes is payable semi-annually on April 1 and October 1. Costs associated with the issuance of these senior notes totaled approximately $676 and are being amortized over the life of the notes.

     On January 23, 2002, pursuant to the MTN Program, the Company issued $25,000 of 7.84% senior unsecured notes due January 23, 2012. Interest on these senior notes is payable semi-annually on January 23 and July 23. Costs associated with the issuance of these senior notes totaled approximately $306 and are being amortized over the life of the notes.

12.  INDEBTEDNESS TO BANKS

     On November 1, 1999, the Company obtained a $100,000 unsecured revolving loan facility ("Revolving Loan"), with an original maturity date of November 1, 2002. This Revolving Loan replaced the Company's previous credit facility and is led by a different financial institution and further backed by a syndicate of four other financial institutions. Not later than November 1 of each year commencing in 2000, the Company may request to extend the maturity date for an additional 12-month period beyond the existing maturity date. In addition to the new Revolving Loan, the Company secured a $5,000 unsecured swing line, scheduled to mature on October 31, 2000. In October 2000, the Company extended the maturity date of the Revolving Loan and swing line credit facility to November 1, 2003 and the Company secured an option to increase the Revolving Loan at its discretion by $50,000. On May 29, 2002, the Company amended and renewed the existing $100,000 unsecured line of credit, as well as extended the Company's option to expand the line by $50,000, until May 29, 2005.

     Under the Revolving Loan, the Company may elect to pay interest at either the lender's prime, adjusted daily or the LIBOR plus the "Applicable Margin" based upon the rating of the senior unsecured debt obligations of the Company. The Applicable Margin ranges from 0.95% to 1.40%. The Applicable Margin prior to the amendment on May 29, 2002 was 1.15%. Effective on the date of the amendment the Applicable Margin decreased to 1.05%. At December 31, 2002, the weighted average interest rate was 2.71% on outstanding borrowings under the Revolving Loan. The terms of the Revolving Loan and swing line credit facility require the Company to pay an annual facility fee equal to 0.2% of the total commitment. The terms also include certain customary operational and financial covenants, which the Company was in compliance with as of December 31, 2002 and 2001.

     LP, IRTCCII, IRTAL and IRTMC guarantee the Company's indebtedness on the Revolving Loan and swing line credit facility.

     The following data is presented with respect to the Revolving Loan and swing line credit facility in 2002 and 2001:


                                                                                 2002             2001
                                                                           ---------------   --------------
Available balance at year end                                                    $ 15,000         $ 53,346
Average borrowing for the period                                                 $ 32,518         $ 43,355
Maximum amount outstanding during the period                                     $ 60,047         $ 57,000
Average interest rate for the period                                                3.89%            6.48%
Interest rate at year end                                                           2.71%            3.67%


     The Company incurred facility fees of approximately $211, $224, and $202 for the years ended December 31, 2002, 2001 and 2000, respectively.

13.  COMMITMENTS AND CONTINGENCIES

     The Company has entered into change in control employment agreements with certain key executives. Under each agreement in the event employment is terminated following a "Change In Control," the Company is committed to pay certain benefits, including the payment of each employee's base salary through the expiration of each agreement.

     Certain of the Company's properties have environmental concerns that have been or are being addressed. The Company maintains limited insurance coverage for this type of environmental risk. Although no assurance can be given that Company properties will not be affected adversely in the future by environmental problems, the Company presently believes that there are no environmental matters that are reasonably likely to have a material adverse effect on the Company's financial position.

     Following the execution of the merger agreement with IRT in October 2002 (see Note 27), three IRT shareholders filed three separate purported class action and derivative suits in the Superior Court of Cobb County, State of Georgia, against IRT, IRT's board of directors and the Company alleging claims of breach of fiduciary duty by the defendant directors, unjust enrichment and irreparable harm. The complaints sought declaratory relief, an order enjoining consummation of the merger, and unspecified damages. Although the Georgia court did not grant the plaintiffs the equitable relief requested and permitted the completion of the merger, two of these lawsuits, Greaves v. IRT Property Company, et. al. and Phillips v. IRT Property Company, et. al., are still pending and second amended complaints have been filed in each case and the other was voluntarily dismissed. Management believes there will be no material effect on the Company's financial statements as a result of these suits.

14.  MINORITY INTEREST

     Minority interest for the years ended December 31, 2002 and 2001 represents a 5.59% and 5.66% interest, respectively, in the results of the LP which are owned by a third party. In 1998, LP was formed with a contribution of three Florida shopping centers by an unaffiliated limited partner and a contribution of 20-shopping centers by the Company. Subsequent to the formation of LP, the Company has contributed cash to acquire eight shopping centers and LP has divested of eight shopping centers. At December 31, 2002 and 2001, 815,852 OP Units were held by the limited partner. The unaffiliated limited partner has the option to require LP to redeem its OP Units at any time, in which event LP has the option to purchase the OP Units for cash or convert them into one share of the Company's common stock for each OP Unit.

     Adjustments have been made to the minority interest balance in LP to properly reflect its ownership interest in the Company. During 2002, 2001 and 2000, adjustments of $0, $13 and $(395) were recorded, respectively. The adjustments are a result of the purchase or issuance of additional shares of common stock and OP units.

     The Company also records a minority interest for the limited partners' share of equity in two properties. The two properties in which the Company has a general partner interest are Venice Plaza (75% interest) and North Village Center (49.5% interest). The aggregate balance of the minority interest in these properties as of December 31, 2002 and 2001 is $631 and $528, respectively, and is included within accrued expenses and other liabilities on the accompanying Consolidated Balance Sheets.

15.  COMMON STOCK

     In May 2002, the Company completed an offering of 3,450,000 shares of common stock at $11.79 per share. Net proceeds to the Company were approximately $38,292.

16.  DEFERRED COMPENSATION AND STOCK LOANS

     On May 30, 2002, 160,000 restricted shares of common stock were granted to certain Company officers as incentives for future services. The restricted shares vest proportionately over four years from the date of grant. The restricted shares were valued at the closing price of the Company's common stock on May 30, 2002 of $11.97.

     On January 7, 2000, 25,001 restricted shares of common stock were granted to certain Company officers as incentives for future services. The restricted shares vest ratably over 9 years from the date of grant. The restricted shares were valued at the closing price of the Company's common stock on January 7, 2000 of $8.1875.

     On June 18, 1998, 119,760 restricted shares of common stock were granted and 119,760 shares (the "Loan Shares") were issued pursuant to nonrecourse loans due June 18, 2008. The loans were made to certain Company officers as incentives for future services. The restricted shares vest ratably over ten years from the date of grant. The restricted shares and the Loan Shares were valued at the closing price of the Company's common stock on June 18, 1998 of $10.437.

     Compensation expense recognized for the three years in the period ended December 31, 2002 for the restricted stock grants was as follows:


            Grant Date                    2002                 2001               2000
    ---------------------------    -------------------    ---------------    ---------------

    May 30, 2002                   $         111,720      $           --     $           --

    June 18, 1998                            252,258             100,000            100,000

    January 7, 2000                           17,690              17,690             22,745
                                   ------------------     ---------------    ---------------

         Total                     $         381,668      $      117,690     $      122,745
                                   ==================     ===============    ===============


17.  TREASURY STOCK

     In November 1999, the Board of Directors authorized the Company to repurchase up to $25,000 of its common stock through the open market or in privately negotiated transactions. During 2001 and 2000, the Company repurchased 47,000 and 2,488,701 shares, for a cost of $405 and $20,818, respectively, including commissions and other costs.

     On January 16, 2001, the Company completed the stock repurchase program. The Company repurchased a total of 3,028,276 shares at an average price of $8.26 per share.

     In May 2002, the Company reissued 2,683,812 treasury shares as a result of the common stock offering of $11.79 per share.

18.  RENTAL INCOME

     Leases with tenants are accounted for as operating leases. Certain tenants are required to pay percentage rents based on gross sales exceeding stated amounts. The Company receives reimbursements from tenants for real estate taxes, common area maintenance and other recoverable costs. Rents from tenants are summarized as follows:


                                          2002                2001               2000
                                    ----------------    ----------------    --------------
Minimum rental income               $        71,044     $        67,531     $      65,915
Percentage rental income                        783                 896             1,016
Other rental income                          18,298              15,635            15,670
                                    ----------------    ----------------    --------------

  Total rental income               $        90,125     $        84,062     $      82,601
                                    ================    ================    ==============

     Minimum rents to be received from tenants on noncancellable operating leases for the Company's shopping center, industrial, and land purchase-leaseback investments at December 31, 2002 are as follows:

     YEAR                        AMOUNT
----------------             ---------------

2003                         $       69,167
2004                                 62,883
2005                                 54,576
2006                                 43,967
2007                                 35,054
Thereafter                          183,684
                             ---------------

                             $      449,331
                             ===============



19.  INCOME TAXES

     The Company has a subsidiary, IRTCCII, that elected on March 15, 2001 to become a taxable REIT subsidiary pursuant to the REIT Modernization Act of 1999 and, in addition, became wholly owned by the Company simultaneously with the election. The services provided by this subsidiary and the sales of the subsidiary's properties generate taxable income and are taxed at regular corporate income tax rates. The corresponding income tax is expensed. The subsidiary had income tax expense of $451 and $53 for 2002 and 2001, respectively. Tax expense for 2002 is included in the net gain on Sales of Outparcels.

20.     CASH DISTRIBUTIONS AND DIVIDEND REINVESTMENT PLAN

     The Company has elected since inception to be treated as a REIT under the Code. In accordance with the Code, a REIT must distribute at least 90% (95% prior to 2001) of its taxable income to its shareholders each year. See Note 2 for additional disclosure. The differences between taxable income as reported on the Company's tax return (estimated 2002 and actual 2001 and 2000) and net earnings as reported on the Consolidated Statements of Earnings are as follows:


                                                                          2002               2001             2000
                                                                     ----------------    --------------   --------------
Net earnings available to common shareholders                        $       31,338      $      25,220    $      29,039
Rental income timing differences                                               (853)             1,041             (628)
Taxable direct financing lease income                                           140                152              171
Depreciation timing differences on real estate                                1,440              1,285            1,032
Minority interest adjustments                                                  (810)               524             (172)
Taxable gain (loss) on sale of operating properties                          (1,186)             1,824           (1,638)
Elimination of earnings for taxable REIT subsidiary                            (805)               (54)              --
Taxable loss (gain) for unconsolidated affiliates                                --                 --               56
Miscellaneous timing differences                                                (92)              (234)              66
                                                                     ---------------     --------------   --------------

Taxable income available to common shareholders                      $       29,172      $      29,758    $      27,926
                                                                     ===============     ==============   ==============

     The following is a reconciliation between dividends declared and dividends applied in 2001 and 2000 and estimated to be applied in 2002 to meet REIT distribution requirements:


                                                                          2002               2001             2000
                                                                     ----------------    --------------   --------------

Dividends Declared                                                   $        33,746     $      28,589    $      29,782
Dividends on Restricted Stock                                                     97
Portion of dividends declared in current year,
    and paid in current year, which was applied
    to the prior year distribution requirements                               (1,169)               --             (140)
Portion of dividends declared in subsequent
    year, and paid in subsequent year, which
    will apply to current year                                                    --             1,169               --
                                                                     ----------------    --------------   --------------

Dividends applied to meet current year
    REIT distribution requirements                                   $        32,674     $      29,758    $      29,642
                                                                     ================    ==============   ==============



     The taxability of per share distributions paid to shareholders during the years ended December 31, 2002, 2001 and 2000 was as follows:


                                           2002                              2001                          2000
                                ------------------------------      ------------------------       -------------------------
                                   AMOUNT          PERCENTAGE        AMOUNT       PERCENTAGE        AMOUNT      PERCENTAGE
                                ----------         -----------      --------      ----------       --------     ------------

Ordinary income                  $   0.79             77.8%        $    0.77         81.8%         $   0.79         83.7%
Capital gains                        0.09              9.3%             0.17         18.2%             0.09          9.8%
Return of capital                    0.13             12.9%               --          0.0%             0.06          6.5%
                                 --------            -----         ---------       -------         --------        -----

  Total rental income            $   1.01            100.0%        $    0.94        100.0%         $   0.94        100.0%
                                 ========            =====         =========       =======         ========        =====

     The Company has a Dividend Reinvestment Plan (the "DRIP") which allows shareholders, who own at least 100 shares of the Company's common stock, to elect to reinvest all or a portion of their distributions in newly issued shares of common stock of the Company. The Company did not receive any proceeds under the DRIP in 2002 and 2001 as shares were purchased on the open market to fund the DRIP. In 2000, the Company issued 59,089 treasury shares and received net proceeds of $497.

21.  EARNINGS PER SHARE

     Basic earnings per share were computed by dividing net earnings by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per share includes the effects of stock options, restricted stock, the conversion of the 7.3% subordinated debentures and the conversion of the OP Units.

     The effects of the exercise of certain stock options and issuances of restricted stock, using the treasury stock method, have been included in the diluted earnings per share calculation for the year ended December 31, 2002 and 2001. However, the effects of the restricted stock for the year ended December 31, 2000 were antidilutive and excluded from the calculation.

     The effects of the conversion of the 7.3% subordinated debentures have been included in the calculation of diluted earnings per share, as they are dilutive for the year ended December 31, 2002, 2001 and 2000.

     The effects of the conversion of the OP Units have been included in the calculation of diluted earnings per share, as they are dilutive for the years ended December 31, 2001 and 2000. However, the effects of the conversion of the OP Units for the year ended December 31, 2002 were antidilutive and excluded from the calculation.

                                                                                                                    PER SHARE
                                                                             INCOME              SHARES               AMOUNT
                                                                         -------------    --------------------   ----------------
                                                                                             (in thousands)
For the fiscal year ended December 31, 2002
  Basic net earnings available to shareholders                           $     31,338                  32,772    $          0.96
                                                                                                                 ================
  Options outstanding                                                              --                     170
  Restricted stock                                                                 --                      17
  Conversion of 7.3% debentures                                                   115                     136
                                                                         -------------    --------------------

  Diluted net earnings available to shareholders                         $     31,453                  33,095    $          0.95
                                                                         =============    ====================   ================

For the fiscal year ended December 31, 2001
  Basic net earnings available to shareholders                           $     25,220                  30,322    $          0.83
                                                                                                                 ================
  Options outstanding                                                              --                      91
  Restricted stock                                                                 --                       3
  Minority interest of unitholders in operating partnership                       554                     816
  7.3% Convertible Debentures                                                   1,799                   2,069
                                                                         -------------    --------------------

  Diluted net earnings available to shareholders                         $     27,573                  33,301    $          0.83
                                                                         =============    ====================   ================

For the fiscal year ended December 31, 2000
  Basic net earnings available to shareholders                           $     29,039                  31,536    $          0.92
                                                                                                                 ================
  Options outstanding                                                              --                      11
  Minority interest of unitholders in operating partnership                       568                     816
  7.3% Convertible Debentures                                                   1,799                   2,069
                                                                         -------------    --------------------

  Diluted net earnings available to shareholders                         $     31,406                  34,432    $          0.91
                                                                         =============    ====================   ================



22.  STOCK OPTION AND PURCHASE PLANS

     Effective May 8, 1989, the Company adopted and its shareholders approved the 1989 Stock Option Plan (the "1989 Plan"). The 1989 Plan includes provisions for a) the granting of both Incentive Stock Options ("ISOs") (as defined in
Section 422A of the Code) and nonqualified options to officers and employees and
b) the automatic granting of nonqualified options for 1,250 shares to each nonemployee director upon the election and each annual re-election of each nonemployee director. Under the terms of the 1989 Plan, the option price shall be no less than the fair market value of the optioned shares at the date of grant. The options are automatically vested and expire after ten years. There is a maximum of 1,062,500 shares of common stock reserved under the 1989 Plan.

     Effective June 18, 1998, the Company adopted and its shareholders approved the 1998 Long-Term Incentive Plan (the "1998 Plan"). The 1998 Plan includes provisions for the granting of ISOs, nonqualified options, stock appreciation rights, performance shares, restricted stock, dividend equivalents and other stock-based awards. Under the terms of the 1998 Plan, the option exercise price shall be no less than the fair market value of the optioned shares at the date of the grant. The options are automatically vested and expire after ten years. There is a maximum of 1,625,000 shares of common stock reserved under the 1998 Plan.

     The Company also adopted the IRT Property Company 2000 Employee Stock Purchase Plan (the "ESPP"), approved by the shareholders on May 16, 2000. The ESPP allows eligible employees to acquire shares of the Company's stock on a quarterly basis through payroll deductions. A maximum of 300,000 shares of common stock are reserved for issuance under the ESPP. The purchase price of the shares of common stock are 90% of the lesser of the closing price of a share of common stock on the first trading day of the purchase period or the last trading day of the purchase period.

     The Company initiated the ESPP in 2001 and there were two purchase periods in 2001, which ended on September 30 and December 31, respectively. For the purchase period ended September 30, 2001, 1,159 shares were purchased at a price of $9.72 per share. For the purchase period ended December 31, 2001, 1,380 shares were purchased at a price of $9.36 per share.

     For 2002, there were four purchase periods which ended on March 31, June 30, September 30 and December 31. For the purchase period ended March 31, 1,168 shares were purchased at a price of $9.50 per share. For the purchase period ended June 30, 891 shares were purchased at a price of $10.575 per share. For the purchase period ended September 30, 851 shares were purchased at a price of $10.575 per share. For the purchase period ended December 31, 1,042 shares were purchased at a price of $10.62 per share.

     Under SFAS No. 123, the fair value of each option grant and stock purchase right is estimated as of the date of grant and date of purchase, respectively, using the Black-Scholes option pricing model. The weighted average fair value of options granted is $0.50, $0.40 and $0.46 for 2002, 2001 and 2000, respectively. The weighted average fair value of the rights to purchase stock pursuant to the ESPP were $0.31 and $1.98 for 2002 and 2001, respectively. The following weighted-average assumptions were used for option grants and stock purchase rights in 2002, 2001 and 2000, respectively:


                                                 2002               2001             2000
                                           ----------------    --------------   --------------

Risk free interest rate                              4.44%             4.98%            6.71%
Expected dividend yield                              9.45%            11.10%           12.03%
Expected volatility                                 18.00%            21.00%           21.00%
Expected annual forfeiture rate                     10.00%             0.00%            5.00%
Expected lives (in years)                                5                 5                5

     Details of the stock option activity during 2002, 2001 and 2000 are as follows:

                                                                        NUMBER OF SHARES
                                                              ------------------------------------      OPTION PRICE
                                                                 EMPLOYEES           DIRECTORS            PER SHARE
                                                              -----------------    ---------------   --------------------
Options outstanding at December 31, 1999                               507,868             62,500      $7.63 - $13.38
Granted                                                                321,393                 --      $7.81 - $8.63
Granted                                                                     --              5,000           $8.75
Exercised                                                              (36,800)                --           $7.81
Expired unexercised                                                   (107,032)           (10,000)     $7.81 - $12.50
                                                              -----------------    ---------------

Options outstanding at December 31, 2000                               685,429             57,500      $7.63 - $13.38
Granted                                                                317,627                 --           $8.31
Granted                                                                     --             25,000          $10.30
Exercised                                                             (204,818)                --      $7.81 - $10.13
Expired unexercised                                                    (25,000)            (6,250)     $7.625 - $10.25
                                                              -----------------    ---------------

Options outstanding at December 31, 2001                               773,238             76,250      $7.81 - $13.38
Granted                                                                162,350                 --          $10.55
Granted                                                                     --             25,000          $11.97
Exercised                                                             (109,900)            (7,500)     $7.81 - $12.00
Expired unexercised                                                    (20,500)            (1,250)     $10.00 - $11.69
                                                              -----------------    ---------------

Options outstanding at December 31, 2002                               805,188             92,500      $7.81 - $13.38
                                                              =================    ===============



     The following table summarizes information about stock options outstanding and exercisable at December 31, 2002:

                                            NUMBER                   WEIGHTED AVERAGE                  WEIGHTED
               RANGE OF                   OUTSTANDING                    REMAINING                      AVERAGE
           EXERCISE PRICES              AND EXERCISABLE              CONTRACTUAL LIFE               EXERCISE PRICE
      --------------------------    ------------------------    ----------------------------     ------------------

          $  7.81  -  $  8.75                    355,438               7.54 years                $         8.39
          $  9.25  -  $  9.75                    160,000               3.90 years                $         9.56
          $ 10.13  -  $ 10.75                    221,100               7.26 years                $        10.49
          $ 11.38  -  $ 11.97                    139,150               5.38 years                $        11.64
          $ 12.00  -  $ 13.38                     22,000               0.28 years                $        12.55
      --------------------------    ------------------------    ----------------------------     ------------------

          $ 7.81   -  $ 13.38                    897,688               6.31 years                $         9.72
      ==========================    ========================    ============================     ==================


23.  EMPLOYEE RETIREMENT BENEFITS

     Under the Company's 401(k) Plan, employees who annually work over 1,750 hours and are at least 18 years of age are eligible for participation in the Plan. Employees may elect to make contributions to the Plan as defined by the Internal Revenue Code. The Company matches 100% of such contributions up to 6% of the individual participant's compensation, based on the length of service. The Company contributed approximately $208, $192 and $184 to the 401(k) Plan in 2002, 2001 and 2000, respectively.

24.  SUMMARY OF NONCASH INVESTING AND FINANCING ACTIVITIES

     Significant noncash transactions for the years ended December 31, 2002, 2001 and 2000 were as follows:

                                                                            2002                 2001                 2000
                                                                       ----------------    ------------------   ------------------

Adjustment for minority interest ownership of LP                        $         --          $      13           $     (395)
Issuance of employee restricted stock                                   $      1,915          $      --           $      204
Mortgages assumed in purchase of rental properties                      $      4,800          $      --           $       --



25.  RELATED PARTY TRANSACTIONS

     Beginning in 2000, the Company provides management services for two shopping centers owned principally by real estate joint ventures in which an officer of the Company has economic interests. Such services are performed pursuant to management agreements which provide for fees based upon a percentage of gross revenues from the properties and other direct costs incurred in connection with management of the centers. The Consolidated Statements of Earnings include management fee income from these management services of $79, $100 and $14 for the years ended December 31, 2002, 2001 and 2000.

26.  DISCONTINUED OPERATIONS

     The Company adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," effective January 1, 2002. SFAS No. 144 requires the Company to report in discontinued operations the results of operations of a property that has either been disposed or is classified as held for sale, unless certain conditions are met. SFAS No. 144 further requires the Company to reclassify results of operations from a property disposed of or held for sale subsequent to December 31, 2001 as income from discontinued operations during prior reported periods.

     The Company classified the results of operations from four properties sold during 2002 as income from discontinued operations for the three years in the period ended December 31, 2002 in the accompanying Consolidated Statements of Earnings. The effect of the adoption of SFAS No. 144 on the consolidated statements of earnings is shown below.

                                                          2002            2001            2000
                                                       ------------   -------------   -------------

Income from rental properties                           $    1,487     $     1,702     $     1,622
                                                       ------------   -------------   -------------

Operating expenses of rental properties                        257             300             300
Interest Expense                                                46              61              56
Depreciation                                                   281             314             311
                                                       ------------   -------------   -------------

  Total expenses                                               584             675             667

Minority interest                                              (38)            (45)            (56)
                                                       ------------   -------------   -------------

  Income from discontinued operations                   $      865     $       982     $       899
                                                       ============   =============   =============

27.  SUBSEQUENT EVENTS

     On February 12, 2003, Equity One, Inc. and the Company completed the merger transaction pursuant to which the Company merged with and into Equity One, Inc., with the Company ceasing to exist as a separate corporate entity. Following the merger, the Company's stock is no longer separately traded on the New York Stock Exchange or any other exchange and represents only the right to receive merger consideration provided pursuant to the merger agreement. Finally, following the merger, the Company's status as a reporting person under the Securities Exchange Act of 1934 was terminated and it no longer files separate reports with the Securities and Exchange Commission.







                                   * * * * * *

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements of Business Acquired.

         Not applicable

     (b) Pro Forma Financial Information

         Not applicable

     (c) Exhibits.

                  23.1     Consent of Deloitte & Touche LLP.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Equity One has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     EQUITY ONE, INC.



Date: May 13, 2003                   By: /s/ Howard M. Sipzner
                                        --------------------------------------
                                        Howard M. Sipzner
                                        Chief Financial Officer

                                INDEX TO EXHIBITS


EXHIBIT NUMBER             DESCRIPTION OF EXHIBIT
--------------             ----------------------

23.1                       Consent of Deloitte & Touche LLP